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                                                                     EXHIBIT 1.3

                       KINDER MORGAN ENERGY PARTNERS, L.P.

                             UNDERWRITING AGREEMENT
                               STANDARD PROVISIONS



                                                                January 31, 2003


     Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell from time to time certain of its securities, including its senior debt securities and subordinated debt securities ("Debt Securities") and its common units ("Equity Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Section 3. The Debt Securities are to be issued under either a senior indenture or subordinated indenture, respectively, each dated as of January 31, 2003, as supplemented and amended (each an "Indenture"), between the Partnership and Wachovia Bank, National Association, as Trustee (the "Trustee").

     From time to time, the Partnership may enter into one or more underwriting agreements that provide for the sale of certain of the Debt Securities or Equity Securities to the underwriter or several underwriters named therein (the "Underwriters"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this "Agreement."

     1. Sale and Purchase of the Securities. On the basis of the representations, warranties and agreements herein contained, the Partnership proposes to issue and sell (i) the Debt Securities in one or more series, which series may vary as to their terms (including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements), all of such terms for any particular series being determined at the time of sale, or
(ii) Equity Securities. All or a portion of a particular series of the Debt Securities or the Equity Securities will be purchased by the Underwriters for resale upon terms of offering determined at the time of sale. The securities so to be purchased in any such offering are hereinafter referred to as the "Purchased Securities," and any firm or firms acting as representatives of such Underwriters are hereinafter referred to as the "Representatives." If with respect to the Purchased Securities such Representatives are acting on behalf of the Underwriters, references herein to the Underwriters (or a majority in interest thereof) or the Representatives in the alternative shall be deemed to refer only to the Representatives. The term "Underwriters' Securities" means Debt Securities which are Purchased Securities other than Contract Securities. The term "Contract Securities" means Debt Securities which are Purchased Securities, if any, to be purchased pursuant to delayed delivery contracts referred to below.

     If this Agreement provides for sales of Debt Securities pursuant to delayed delivery contracts, the Partnership hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined) pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (the "Delayed Delivery Contracts") but with such changes therein as the

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Partnership may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Partnership and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Partnership will pay the Underwriters in immediately available funds the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

     If the Partnership executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Debt Securities to be purchased by the several Underwriters and the aggregate principal amount of Debt Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Debt Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Representatives, if any, determine that such reduction shall be otherwise and so advise the Partnership.

     The obligations of the Underwriters under this Agreement are several and not joint.

     2. Payment and Delivery. The closing of the purchase and sale of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall take place at the offices of counsel for the Partnership, on the date or dates and at the time or times specified in this Agreement, each of which date and time may be postponed for not more than ten business days by agreement between a majority in interest of the Underwriters or the Representatives and the Partnership (each such date and time of delivery and payment for the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, is hereinafter referred to as the "Closing Date"), except that physical delivery of the Purchased Securities may be made by or on behalf of the Partnership through the offices of The Depository Trust Company or the Trustee, if the Purchased Securities are Debt Securities, or through the offices of The Depository Trust Company or any transfer agent if the Purchased Securities are Equity Securities. Delivery by the Partnership of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall be made against payment by or on behalf of the Underwriters or the Representatives of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Partnership.

     Unless otherwise specified by the Underwriters or the Representatives, the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall be registered in the name of Cede & Co. If the Underwriters or Representatives in fact choose to specify otherwise, the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall be registered in such names and shall be in such denominations as the Underwriters or the Representatives shall request at least one full business day prior to the Closing Date and, if requested, shall be made available to the Underwriters or Representatives for checking and packaging at least one full business day prior to the Closing Date. Unless otherwise specified by the Underwriters or the Representatives, Debt Securities shall be in definitive global form without coupons.

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     3.   Registration Statement and Prospectus; Public Offering. The
Partnership has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act and the rules and regulations adopted by the Commission thereunder (the "Rules"), a registration statement or statements on Form S-3, including a prospectus, relating to the Debt Securities and the Equity Securities, and such registration statement has or such registration statements have become effective. Such registration statement or statements referred to in the first paragraph of the Underwriting Agreement, including financial statements, exhibits and Incorporated Documents (as hereinafter defined), as amended to the date of this Agreement, is or are hereinafter referred to as the "Registration Statement," and the prospectus or prospectuses included in the Registration Statement or deemed, pursuant to Rule 429 under the Securities Act, to relate to the Registration Statement, as proposed to be supplemented by a prospectus supplement (including any preliminary prospectus supplement) relating to any Purchased Securities to be filed pursuant to Rule 424 under the Securities Act, is or are hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement or Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents"). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (EDGAR), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

     The Partnership understands, and if this Agreement provides for sales by one or more Selling Unitholders, each Selling Unitholder understands, that the Underwriters propose to make a public offering of their respective portions of the Purchased Securities, as set forth in and pursuant to the Prospectus relating thereto.

     4.   Representations and Warranties.

          (a)  The Partnership represents and warrants to each Underwriter that:

               (i) The Partnership has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Securities Act;

               (ii) The Registration Statement, at the time it became effective, and the prospectus contained therein, complied, and on the date of the Underwriting Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Prospectus and any such amendment or supplement, respectively, will comply, in all material respects with the applicable requirements of the Securities Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations adopted by the Commission thereunder; the Indenture complied and will comply in all

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          material respects with the requirements of the Trust Indenture Act of
          1939, as amended (the "Trust Indenture Act"); and each part of the Registration Statement and any amendment thereto, at the time it became effective, and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission pursuant to Rule 424 under the Securities Act, when such part became effective, did not and will not contain an untrue statement of a material fact or omit to a state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to (i) statements or omissions in the Registration Statement or Prospectus (or in amendments or supplements thereto) made in reliance upon information furnished in writing to the Partnership by any Underwriter or the Representatives on behalf of any Underwriter or by any Selling Unitholder expressly for use therein, or
          (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee, under the Trust Indenture Act on Form T-1, except statements or omissions in such Statement made in reliance upon information furnished in writing to the Trustee on behalf of the Partnership for use therein;

               (iii) The consolidated financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Partnership and its consolidated subsidiaries as of the dates shown and their results of operations, partners' capital and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and if pro forma financial statements are included in the Registration Statement and Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

               (iv) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the consolidated financial condition, results of operations or business of the Partnership and its subsidiaries, taken as a whole (a "Material Adverse Effect");

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               (v) All of the outstanding shares of capital stock, limited partner interests, general partner interests, or limited liability company interests, as applicable, of each of the Partnership's significant subsidiaries, as defined in the rules and regulations of the Commission under the Securities Act and Exchange Act, provided that the term "subsidiary" for the purposes of applying such definition shall include any subsidiary included in the consolidated financial statements of the Partnership (the "Significant Subsidiaries"), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the "Delaware LLC Act") and the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and (B) with respect to any general partner interests) non-assessable, and are (unless otherwise stated on a Schedule to this Agreement) owned by the Partnership directly or indirectly through one or more wholly-owned subsidiaries or Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner"), free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such interest ownership or as described in the Prospectus);

               (vi) Each of the Significant Subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

               (vii) The General Partner is the sole general partner of the Partnership; the General Partner owns a general partner interest in the Partnership; such general partner interest is duly authorized by the Agreement of Limited Partnership, as amended, of the Partnership and was validly issued to or acquired by the General Partner; the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities or charges (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus);

               (viii) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the General Partner is an indirect subsidiary of Kinder Morgan, Inc., a Kansas corporation; and the General Partner has all necessary corporate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction

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          of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

               (ix) Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), all of the shares of which that may vote for the election of directors are owned by the General Partner and which is the delegate of the General Partner, is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; the Company has all the necessary limited liability company power and authority to perform its functions as the delegate of the General Partner.

               (x) The Partnership has all necessary partnership power and authority to authorize, issue and sell the Purchased Securities as contemplated by this Agreement; this Agreement, and, if the Purchased Securities are Debt Securities, any Delayed Delivery Contracts, have been duly authorized, executed and delivered by the Partnership;

               (xi) If the Purchased Securities are Debt Securities, the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Purchased Securities have been duly authorized; and when the Purchased Securities are delivered and paid for pursuant to this Agreement on the Closing Date or pursuant to Delayed Delivery Contracts, the Indenture will have been duly executed and delivered, such Purchased Securities will be duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus; and the Indenture and such Purchased Securities will constitute valid and legally binding obligations of the Partnership, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (xii) If the Purchased Securities are Equity Securities, the Purchased Securities have been duly and validly authorized and when issued and delivered against payment therefore pursuant to this Agreement on the Closing Date, such Purchased Securities will be validly issued, fully paid and (except as required to the contrary by the Delaware LP Act) non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; and the common unitholders of the Partnership have no preemptive rights with respect to the Purchased Securities;

               (xiii) The execution, delivery and performance of the Indenture (if the Purchased Securities are Debt Securities), this Agreement, and any Delayed Delivery Contracts, and the issuance and sale of the Purchased Securities, and, if the Purchased Securities are Debt Securities, compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and

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          provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership or any of the Significant Subsidiaries is a party or by which the Partnership or any of the Significant Subsidiaries is bound or to which any of the property of the Partnership or the property of any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the partnership agreement, certificate of incorporation, bylaws or other formation document, as the case may be, of the Partnership or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership or any of the Significant Subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Partnership or any of the Significant Subsidiaries or any of the properties of such entities is required for the issuance and sale of the Purchased Securities by the Partnership, except such as have been obtained or made under the Securities Act, and if the Purchased Securities are Debt Securities, the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws;

               (xiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of its subsidiaries is a party or of which any property of the Partnership or any of its subsidiaries is the subject which, if determined adversely to such entity, would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the Partnership's knowledge, no such proceedings are threatened or contemplated;

               (xv) Except as disclosed in the Prospectus, none of the Partnership or any of its subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect;

               (xvi) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no change, nor any development or event involving a prospective change that would have a Material Adverse Effect;

               (xvii) Each of the Partnership and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Prospectus, except where the failure to own or lease any of such properties would not individually or in the aggregate, have a Material Adverse Effect;

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               (xviii) The Partnership is, and after giving effect to the offering and sale of the Purchased Securities and the application of the proceeds thereof as described in the Prospectus, will be, exempt from regulation as (i) a "holding company" or a "subsidiary company" of a "holding company" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company," as defined in the Investment Company Act of 1940, as amended; and

               (xix) None of the Partnership or any of the Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Partnership, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate have a Material Adverse Effect.

          (b) If this Agreement provides for sales by one or more Selling Unitholders, each Selling Unitholder severally represents and warrants to each Underwriter that such Selling Unitholder has (i) good and valid title to, and full right, power and authority to convert, convertible securities of the Partnership which are convertible into at least the number of Purchased Securities to be sold by it pursuant to this Agreement; and immediately after the execution of this Agreement such Selling Unitholder will convert into Purchased Securities at least such number of convertible securities; and upon such conversion and on each Closing Date such Selling Unitholder will have good and valid title to the Purchased Securities to be sold by such Selling Unitholder or (ii) has and on each Closing Date will have good and valid title to the Purchased Securities to be sold by such Selling Unitholder. Such Selling Unitholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Purchased Securities to be sold by such Selling Unitholder hereunder; and upon the delivery of and payment for the Purchased Securities hereunder the several Underwriters will acquire good and valid title to the Purchased Securities to be sold by such Selling Unitholder.

     5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder to purchase and pay for the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, are subject to the following conditions:

          (a) Promptly upon the execution of this Agreement by the Partnership (or at such later time acceptable to the Representatives, or if there are none, such firm as may be designated by a majority in interest of the Underwriters) and on the Closing Date, the Representatives or such designated firm shall have received from the independent accountants of the Partnership who have certified the financial statements of the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement signed letters dated the respective dates of delivery, in form and substance satisfactory to the Underwriters or the Representatives.

          (b) No stop order suspending the effectiveness of the Registration Statement under the Securities Act shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement

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     or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters or the Representatives.

          (c) Subsequent to the execution of this Agreement, there shall not have been any material change in the partnership interests or long-term debt of the Partnership or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and Prospectus, if in the reasonable judgment of a majority in interest of the Underwriters or of the Representatives any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, by the Underwriters as contemplated in the Prospectus.

          (d) Subsequent to the execution of this Agreement, there shall not have occurred any of the following (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension in trading in the Partnership's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities; or (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the reasonable judgment of a majority in interest of the Underwriters or of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Purchased Securities.

          (e) The representations and warranties of the Partnership contained herein shall be true and correct on and as of the Closing Date and the Partnership shall have performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

          (f) The Underwriters or Representatives shall have received on the Closing Date a certificate, dated the Closing Date, of the Chief Executive Officer, the President, any Vice President or the Vice President, Treasurer and Chief Financial Officer of the Company or the General Partner on behalf of the Partnership, which shall certify that (i) no order suspending the effectiveness of the Registration Statement or the qualification of the Indenture has been issued and, to the knowledge of such officer, no proceedings for such purpose are pending before or threatened by the Commission, (ii) the representations and warranties of the Partnership contained herein are true and correct on and as of the Closing Date, and
     (iii) the Partnership has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

          (g) The Underwriters or the Representatives shall have received on the Closing Date from Bracewell & Patterson, L.L.P., counsel for the Partnership, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule II hereto.

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          (h) The Underwriters or the Representatives shall have received on the
     Closing Date from counsel for the Underwriters an opinion dated the Closing Date, with respect to the Partnership, the Indenture, the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, the Registration Statement and Prospectus and this Agreement. Such opinion shall also include language substantially to the effect of the penultimate paragraph of Schedule II hereto. The Partnership and, if this Agreement provides for sales by Selling Unitholders, each Selling Unitholder shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinions.

          (i) Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Partnership's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, nor shall there have been any public announcement, beyond what it had announced prior to the date of this Agreement, that any such organization has under surveillance or review its ratings of any debt securities or preferred stock of the Partnership (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading of such rating).

          (j) If this Agreement provides for sales by Selling Unitholders, the Underwriters or Representatives shall have received on the Closing Date a certificate, dated the Closing Date, of the President or any Vice President of each Selling Unitholder, which shall certify that (i) the representations and warranties of such Selling Unitholder contained herein are true and correct on and as of the Closing Date, and (ii) such Selling Unitholder has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

          (k) If this Agreement provides for sales by Selling Unitholders, the Underwriters or Representatives shall have received on the Closing Date from counsel for each Selling Unitholder, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule III hereto.

     6. Covenants. The Partnership and, if this Agreement provides for sales by Selling Unitholders, each Selling Unitholder as to paragraphs (a), (c), (h),
(k), (l) and (m), covenants and agrees with the several Underwriters as follows:

          (a) To advise the Underwriters or the Representatives promptly of any amendment or supplement of the Registration Statement or the Prospectus which is proposed to be filed and not to effect such amendment or supplement in a form to which the Underwriters or the Representatives reasonably object.

          (b) To furnish to each of the Underwriters or the Representatives and to the counsel for the Underwriters, one copy of the Registration Statement filed pursuant to EDGAR, including exhibits and Incorporated Documents, relating to the Debt Securities and the Equity Securities in the form it became effective and of all amendments thereto,

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     including exhibits; and to each such firm and counsel, copies of each preliminary prospectus supplement and Prospectus and any amendment or supplement thereto relating to the Debt Securities and the Equity Securities.

          (c) As soon as it is advised thereof, to advise the Underwriters or the Representatives (i) of the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or the qualification of the Indenture or preventing or suspending the use of any preliminary prospectus supplement, (ii) of receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Partnership, any Selling Unitholders, the Registration Statement or the Prospectus, or
     (iii) suspension of qualification of the Purchased Securities for offering or sale in any jurisdiction. The Partnership will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or the qualification of the Indenture, and if any such order is issued, to obtain as soon as possible the lifting thereof.

          (d) To deliver to the Underwriters or the Representatives, without charge, as many conformed copies of the Indenture, the Registration Statement (excluding exhibits but including the Incorporated Documents), each preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents as the Underwriters or the Representatives may reasonably request.

          (e) During such period as a prospectus is required by law to be delivered by an Underwriter or dealer, to deliver, without charge, to Underwriters and dealers, at such office or offices as the Underwriters or the Representatives may designate, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriters or the Representatives may reasonably request.

          (f) During the period in which copies of the Prospectus are to be delivered as provided in paragraph (e) above, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary during such same period to file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith to prepare, submit to the Underwriters or the Representatives, file with the Commission and deliver, without charge to the Underwriters either (i) amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not be misleading or (ii) documents which will effect such compliance. Delivery by Underwriters of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (g) To make generally available to the Partnership's security holders, as soon as practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

          (h) To cooperate with the Underwriters or the Representatives in qualifying the Purchased Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters or the Representatives may reasonably request; provided that in no event shall the Partnership nor any Selling Unitholder be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject, qualify in any jurisdiction as a broker-dealer or subject itself to any taxing authority where it is not now so subject.

          (i) Unless otherwise specified, to endeavor to obtain as promptly as practicable the listing of the Purchased Securities on the New York Stock Exchange and, if the Purchased Securities are of a class or series of securities which is already listed on the New York Stock Exchange or any other stock exchange, to effect the listing of the Purchased Securities on such stock exchanges prior to the Closing Date, subject to notice of issuance.

          (j) During the period of five years from the date hereof, to supply to the Representatives, if any, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to its lenders or to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Underwriters or the Representatives a copy of each annual or other report it shall be required to file with the Commission.

          (k) To pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Partnership will pay, or reimburse if paid by the Underwriters or the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each preliminary prospectus, any preliminary prospectus supplement, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, the printing of the Indenture and the printing of this Agreement (including any Agreement Among Underwriters), (ii) the issuance, preparation and delivery of the Purchased Securities to the Underwriters, and if applicable, those entering into Delayed Delivery Contracts with the Partnership, including the costs and expenses of any Trustee, Registrar, Transfer Agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor, (iii) the registration or qualification of the Purchased Securities for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in paragraph (h) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of legal investment and preliminary and supplementary "blue sky" memoranda, (iv) the furnishing to the Underwriters and the Representatives, if any, of copies of the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, including costs of shipping and mailing, (v) the listing of the Purchased Securities on any securities exchange, (vi) the rating of the Purchased Securities by rating agencies, and (vii) the furnishing to the Underwriters and the Representatives, if any, of copies of all reports and information required by paragraph (j) above, including costs of shipping and mailing. If a separate agreement exists between the Partnership and any Selling Unitholder which allocates such costs and expenses in a manner different from that set forth above, such agreement shall control as between the Partnership and such Selling Unitholder only, but such agreement shall not modify the obligations of the Partnership and the Selling Unitholder to the Underwriters to cause the payment of costs and expenses as set forth above.

          (l) During the period beginning on the date of this Agreement and continuing to the date specified in this Agreement, not to, directly or indirectly, sell, offer to sell, contract to sell, hedge, pledge, grant an option to purchase, issue any instrument convertible or exchangeable for or representing the right to receive, or otherwise dispose of any securities of the Partnership substantially similar to the Purchased Securities (other than commercial paper issued in the ordinary course of business), without the prior written consent of a majority in interest of the Underwriters or the Representatives.

          (m) If this Agreement provides for sales by Selling Unitholders, each Selling Unitholder agrees to deliver to the Underwriters or the Representatives on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     7.   Indemnification.

          (a) The Partnership will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Partnership; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(d) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above; provided, however, that the indemnity set forth in this
          Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchased any of the Purchased Securities which are the subject thereof if the Partnership shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Purchased Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Partnership had previously furnished copies thereof to such Underwriter.

          (b) If this Agreement provides for sales by Selling Unitholders, each of the Selling Unitholders severally will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only insofar as losses, liabilities claims, damages, expenses or actions arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the prospectus or any amendment or supplement thereto, in reliance on and in conformity with information furnished in writing to the Partnership by such Selling Unitholder expressly for use therein.

          (c) Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Partnership, the General Partner, the Company, the directors of the General Partner and the Company, the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Partnership, the General Partner or the Company within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Partnership, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or
     Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent
     (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
     (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by
     Section 7(a)(ii) effected without its consent if such indemnifying party
     (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership or the Selling Unitholder, if any (taking into account the portion of the proceeds of the offering received by each), on the one hand and the Underwriters on the other hand from the offering of the Purchased Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Selling Unitholder, if any, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Selling Unitholder, if any, on the one hand and the Underwriters on the other hand in connection with the offering of the Purchased Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Purchased Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Partnership and the Selling Unitholder, if any, and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Purchased Securities as set forth on such cover. The relative fault of the Partnership and the Selling Unitholder, if any, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership and the Selling Unitholder, if any, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Selling Unitholder, if any, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; each director of the General Partner and the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Partnership, the General Partner and the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership, the General Partner and the Company; and if this Agreement provides for sales by Selling Unitholders, each person, if any, who controls a Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Selling Unitholder. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations and not joint.

     9. Termination. This Agreement may be terminated by a majority in interest of the Underwriters or by the Representatives by notifying the Partnership at any time at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

     If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Partnership shall not be under any liability to any Underwriter or any Selling Unitholder and no Underwriter shall be under any liability to the Partnership or any Selling Unitholder, except that
(a) if this Agreement is terminated by the Underwriters or the Representatives because of any failure or refusal on the part of the Partnership or any Selling Unitholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Partnership and each Selling Unitholder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursement of their counsel) reasonably incurred by them and (b) no Underwriter who shall have failed or refused to purchase the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Partnership, any Selling Unitholder or the other Underwriters for damages occasioned by its default.

     10. Default of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the principal amount of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, agreed to be purchased by such Underwriter or Underwriters, the Representatives, or if there are none, such firm as may be designated by a majority in interest of the Underwriters may find one or more substitute underwriters to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, or make such other arrangements as they may deem advisable or one or more of the remaining Underwriters may agree to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, in such proportions as may be approved by the Representatives or such designated firm, in each case upon the terms herein set forth. If no such arrangements have been made within 24 hours after the Closing Date, and

          (a) the aggregate principal amount or number of units, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, to be purchased by the defaulting Underwriter or Underwriters shall not exceed 10% of the total principal amount or number of units, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, each of the non-defaulting Underwriters shall be obligated to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, on the terms herein set forth in proportion to their respective obligations hereunder, or

          (b) the aggregate principal amount or number of units, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, to be purchased by the defaulting Underwriter or Underwriters shall exceed 10% of the total principal amount or number of units, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, the Partnership shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the Representatives, or if there are none, to such designated firm to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, upon the terms set forth herein.

     In any such case, either the Representatives, or if there are none, such designated firm or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected. If the aggregate principal amount or number of units, as the case may be, of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, to be purchased by such defaulting Underwriters shall exceed 10% of the total principal amount or number of units, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, and neither the non-defaulting Underwriters nor the Partnership shall make arrangements pursuant to this Section 10 within the period stated for the purchase of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, which the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and without liability on the part of the Partnership or any Selling Unitholder, except, in each case, as provided in
Section 6(k), 7, 8 and 9 hereof. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Partnership, any Selling Unitholder or the non-defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

     11. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in Sections 6(k), 7 and 8 hereof and the representations, warranties, covenants and agreements of the Partnership and any Selling Unitholder in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer, director or controlling person of any Underwriter, or by or on behalf of the Partnership or any controlling person of the Partnership, or any officer, director or controlling person of the General Partner or the Company, or by or on behalf of any Selling Unitholder or any officer, director or controlling person, and (c) delivery of and payment for Purchased Securities under this Agreement.

     This Agreement has been and is made solely for the benefit of the Underwriters, any Selling Unitholder, the Partnership, the General Partner, the Company and their respective permitted successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, any Selling Unitholder, the Partnership, the General Partner or the Company, and for the benefit of the directors and officers of the General Partner and the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Purchased Securities, Underwriters' Securities or Contract Securities merely because of such purchase.

     In dealings hereunder, the Representatives, if designated, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such firm as the Representatives may designate to the Partnership.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                      SCHEDULE I



                            DELAYED DELIVERY CONTRACT

                                                                __________, 20__

Ladies and Gentlemen:

     The undersigned hereby agrees to purchase from Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and the Partnership agrees to sell to the undersigned $________________ principal amount of the Partnership's [state title of issue] (the "Securities"), offered by the Partnership's Prospectus dated _________, 20__ and Prospectus Supplement dated __________, 20__, receipt of copies of which are hereby acknowledged, at a purchase price equal to __% of the principal amount thereof plus accrued interest from ____________, 20__ to the date or dates for payment and delivery thereof and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

     The undersigned will purchase from the Partnership Securities in the principal amounts and on the delivery date or dates set forth below:

                             Principal                 Plus Accrued
    Delivery Date              Amount                 Interest From:
    -------------            ---------                --------------
                              $
                              $
                              $

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

     Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Partnership or its order by certified or official bank check in New York Clearing House funds (available on the next business day) at the office of _____________, New York, New York, at 10:00 a.m. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Partnership not less than five full business days prior to the Delivery Date. If no such request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the Delivery Date.

     By the execution hereof, the undersigned represents and warrants to the Partnership that (i) all necessary corporate action for the due execution and delivery of this contract and payment for and purchase of the Securities has been taken by it, (ii) no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and (iii) its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Partnership shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, of such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Partnership will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Partnership delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Securities by any purchaser under any other delayed delivery contract shall not relieve the undersigned of its obligations under this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other, and any such attempted assignment shall be void.

     It is understood that acceptance of this contract and other similar contracts is in the Partnership's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis.

     If this contract is acceptable to the Partnership, it is requested that the Partnership sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Partnership and the undersigned when such counterpart is so mailed or delivered.

     THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                            Yours very truly,



                                            ------------------------------------
                                            (Purchaser)

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Accepted:

KINDER MORGAN ENERGY PARTNERS, L.P.

     By:  Kinder Morgan G.P., Inc.,
          its general partner

          By:  Kinder Morgan Management, LLC,
               its delegate

               By:
                    Name:
                    Title:




                                            ------------------------------------

                                            ------------------------------------
                                            (Address)


PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

     The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

                          Telephone Number
Name                    (Including Area Code)                    Dept.
----                    ---------------------                    -----




                                                                     SCHEDULE II



                [FORM OF OPINION OF BRACEWELL & PATTERSON, L.L.P.
                    TO BE DELIVERED PURSUANT TO SECTION 5(f)]

     (i) Each of the Partnership, the Company, and the General Partner is validly existing and in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of formation or incorporation, as applicable, and each such entity has full partnership, limited liability company or corporate power and authority, as the case may be, to own its properties and to conduct its business as such business is described in the Prospectus;

     (ii) The Agreement has been duly authorized, executed and delivered by the Partnership;

     (iii) If the Purchased Securities are Debt Securities, the Indenture has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms;

     (iv) In the event any of the Purchased Securities are to be purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery thereof by the purchaser named therein, constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms;

     (v) In the event any of the Purchased Securities are Debt Securities, the Purchased Securities have been duly authorized by the Partnership; the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities delivered on the Closing Date, when executed by the Partnership and authenticated by the Trustee, and issued and delivered, in the manner provided in the Indenture against payment of the consideration therefor pursuant to the Agreement, will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their respective terms; the Contract Securities, if any, when executed by the Partnership and authenticated by the Trustee, against payment of the consideration therefore, pursuant to the Delayed Delivery Contracts, and issued and delivered in the manner provided in the Indenture and Delayed Delivery Contracts will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their respective terms;

     (vi) In the event any of the Purchased Securities are Equity Securities, the Purchased Securities delivered on the Closing Date (a) have been duly authorized and, when issued and delivered against payment of the consideration therefore pursuant to the Agreement, will be validly issued, fully paid and (except as affected by the Delaware LP Act) nonassessable, and (b) conform as to legal matters in all material respects to the description thereof under the appropriate captions in the Prospectus, are approved for listing, subject to official notice of issuance, on the New York Stock Exchange; and to such counsel's knowledge after due inquiry, the common unit holders of the Partnership have no preemptive rights with respect to the Purchased Securities;

     (vii) If the Purchased Securities are Debt Securities, the Indenture, the Debt Securities and the Delayed Delivery Contracts, if any, conform as to legal matters in all material respects to the descriptions thereof under the appropriate captions in the Prospectus;

     (viii) If the Purchased Securities are Debt Securities, the Indenture has been qualified under the Trust Indenture Act;

     (ix) The Registration Statement has been declared effective under the Securities Act; any filing of the Prospectus required to the Closing Date pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission;

     (x) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the Closing Date, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial or accounting data included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder;

     (xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial or accounting data included therein or omitted therefrom, as to which such counsel need express no opinion) when they became effective (if incorporated by reference to another registration statement) or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Securities Act or the Exchange Act and the respective rules and regulations thereunder, as applicable;

     (xii) The execution and delivery of the Agreement, and, if the Purchased Securities are Debt Securities, the Indenture and each of the Delayed Delivery Contracts, if any, and the consummation of the transactions therein contemplated will not violate (a) any of the terms or provisions of any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Partnership's Annual Report on Form 10-K most recently filed with the Commission or under any Form 10-Q or Form 8-K of the Partnership filed since the filing of such Annual Report on Form 10-K, (b) any provision of the partnership agreement of the Partnership, the limited liability company agreement of the Company or the certificate of incorporation or bylaws of the General Partner, (c) an existing obligation of the Partnership, the Company or the General Partner under any existing court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry, or (d) any applicable provisions of the federal laws of the United States (based on the limitations set forth below), the laws of the state of Texas, or the General Corporation Law of the State of Delaware, the Delaware LP Act or the Delaware LLC Act;

     (xiii) No consent, approval, authorization, order, or filing with, any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, or the General Corporation Law of the State of Delaware, the Delaware LP Act or the Delaware LLC Act, for the consummation by the Partnership of the transactions contemplated by the Agreement in connection with the issue and sale of the Purchased Securities by the Partnership or, if the Purchased Securities are Debt Securities, the Indenture, except (a) as may be required under the Securities Act and the regulations promulgated thereunder,
(b) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters, and (c) such as the failure to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (xiv) To such counsel's knowledge after due inquiry, and other than as set forth in the Prospectus, there is no legal or governmental proceeding pending or threatened against the Partnership, the General Partner, the Company or any Significant Subsidiary which, if determined adversely to the Partnership, the General Partner, the Company or any Significant Subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

     (xv) The Partnership is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

     (xvi) The Partnership is exempt from regulation as a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

     Such counsel may state that in addition to the limitations and qualifications set forth above, the enforceability of obligations of the Partnership under the Debt Securities, the Indenture or the Delayed Delivery Contracts, as the case may be, is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Partnership to perform covenants. Further, such counsel need not express an opinion with respect to the enforceability of provisions in the Debt Securities, the Indenture or the Delayed Delivery Contracts (i) that require or relate to the payment of liquidated damages at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture, and (ii) with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. Further, such counsel may state that the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the relevant federal law of the United States of America,

Texas law, the General Corporation Law of the State of Delaware, the Delaware LP Act, the Delaware LLC Act and, with respect to the opinion expressed in paragraph (iii) and the last two clauses of paragraph (v), the relevant contract law of the state of New York, and that they render no opinion with respect to the state securities or blue sky laws of any jurisdiction or the law of any other jurisdiction. Such counsel may note that they are not admitted to the practice of law in the state of Delaware. With respect to paragraph (xii), such counsel may also state that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.

     Such counsel may state that whenever its opinion is based on factual matters that are "to its knowledge after due inquiry" such counsel has relied exclusively on certificates of officers (after discussion of the contents thereof with such officers) of the Company or the General Partner of the Partnership or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated. Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

     Such counsel may also state that, because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement and the Prospectus and any amendment or supplement thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and any amendment or supplement thereto (except to the extent expressly set forth in clause (b) of paragraph (vi) above or set forth in paragraph (vii) above, as the case may be) and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and other financial or accounting data included in the Registration Statement, the Prospectus and any amendment or supplement thereto, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements and other financial or accounting data contained therein were derived; and that they are not experts with respect to any portion of the Registration Statement and any amendment thereto, including, without limitation, such financial statements and other financial or accounting data; such counsel did not participate in the preparation of the documents incorporated by reference in the Prospectus; however, they have participated in conferences with officers and other representatives of the Company, the General Partner, representatives of the independent accountants of the Partnership, and representatives of the Underwriters, including counsel for the Underwriters, at which the contents of the Registration Statement, the Prospectus and any amendment or supplement thereto and related matters were discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company, the General Partner and representatives of the Underwriters, no facts have come to their attention that have caused them to believe that the Registration Statement or any amendment thereto (except in each case for the financial statements and related data and other financial or accounting data or exhibits contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need not comment), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except in each case for the financial statements and related data and other financial or accounting data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such counsel may state that its opinion is solely for the benefit of the Underwriters or the Representatives pursuant to Section 5 of the Agreement, and may not be used or relied upon by the Underwriters or the Representatives in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel's express prior written authorization. Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel's prior written authorization; that the opinion expressed therein is not a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.

                                                                    SCHEDULE III



                         [FORM OF OPINION OF COUNSEL FOR
                       SELLING UNITHOLDERS TO BE DELIVERED
                            PURSUANT TO SECTION 5(j)]


     (i) Each Selling Unitholder had good and valid title to the Purchased Securities sold by such Selling Unitholder free and clear of all liens, encumbrances, equities or claims and had full right, power and authority to sell, assign, transfer and deliver such Purchased Securities; and the several Underwriters, assuming that the Underwriters are bona fide purchasers within the meaning of Section 8-302 of the Uniform Commercial Code, have acquired good and valid title to the Purchased Securities purchased by them from each Selling Unitholder pursuant to the Agreement free and clear of all liens, encumbrances, equities or claims;

     (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Unitholder for the consummation of the transactions contemplated by the Agreement in connection with the sale of the Purchased Securities sold by each Selling Unitholder, except such as have been obtained and made under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters;

     (iii) The execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Unitholder or any of their properties or any material agreement or instrument to which any Selling Unitholder is a party or by which any Selling Unitholder is bound or to which any of the properties of any Selling Unitholder is subject, or the charter or by-laws of any Selling Unitholder which is a corporation; and

     (iv) The Agreement has been duly authorized, executed and delivered by each Selling Unit holder.

     Such counsel's opinion may be subject to the same types of limitations and qualifications as are set forth in Schedule II.